Exhibit 5.1

August 11, 2026

Karman Line Acquisition Corp.

1200 N. Federal Hwy

Suite 200

Boca Raton, FL 33432

Re:	Karman Line Acquisition Corp. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as United States counsel to Karman Line Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company, initially filed with the Commission on July 24, 2026 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed underwritten public offering of up to 20,000,000 units (or up to 23,000,000 units) of the Company (the “Units”) (which includes up to 3,000,000 Units that may be issued and sold pursuant to the exercise of an over-allotment option described in the Registration Statement), with each Unit consisting of:

(i) one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Class A Ordinary Share,” and the Class A Ordinary Shares underlying the Units, the “Shares”); and

(ii) one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each whole Warrant entitling the holder to purchase one Class A Ordinary Share, to be issued under a Warrant Agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, as warrant agent (in such capacity, the “Warrant Agent”), pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, as the representative of the several underwriters named therein (collectively the “Underwriters”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the form of Underwriting Agreement, the form of Warrant Agreement, the form of Unit Certificate, filed as Exhibit 4.1 to the Registration Statement (the “Unit Certificate”), and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition to the foregoing, we have examined and relied upon the accuracy of the opinion letter of Appleby (Cayman) Ltd., Cayman Islands counsel for the Company, dated the date hereof and filed as Exhibit 5.2 to the Registration Statement (the “Appleby Opinion”) and made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Karman Line Acquisition Corp.
August 11, 2026

In such examination and in rendering the opinions expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) other than the Company and to the extent that New York Law applies, the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that the Company is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and the Warrant Agreement and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of the Company; (ix) other than the Company and to the extent that New York Law applies, that the Underwriting Agreement is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with its terms; (x) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (xi) that at or prior to the time of the delivery of any Units, the Board of Directors of the Company shall have duly established the terms of the Units and the Shares and the Warrants included therein and duly authorized the issuance and sale of the Units and such authorization shall not have been modified or rescinded; (xii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (xiii) other than the Company and to the extent that New York Law applies, the Warrant Agreement to be entered into in connection with the Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company, and is a valid, binding and enforceable agreement of each party thereto. We have also assumed, in reliance on the Appleby Opinion, that (i) the Company is incorporated and validly existing under the laws of the Cayman Islands; (ii) the Company has all requisite power and authority to execute and deliver, and to perform its obligations under the certificates evidencing the Units and under the Warrants; (iii) the certificates evidencing the Units and the Warrants to which the Company is a party have been duly authorized, executed and delivered by the Company under the laws of the Cayman Islands; and (iv) the offering of the Units and the Warrants and the issuance of the Securities are being conducted in accordance with all applicable Cayman Islands, rules and regulations. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Units have been duly issued by the Company and executed by Continental Stock Transfer & Trust Company, as transfer agent, as contemplated by the Registration Statement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Karman Line Acquisition Corp.
August 11, 2026

2. When the Underwriting Agreement and the Warrant Agreement have been duly executed and delivered by the respective parties thereto, the Units have been validly issued, paid for and delivered in accordance with the terms of the Underwriting Agreement, and the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement and delivered to and paid for by the Underwriters pursuant to the terms of the Underwriting Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); and (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. For the avoidance of doubt, we express no opinion herein as to any federal laws of the United States of America, as to any foreign law or regulation, as to the effect or lack of effect of any foreign law or regulation on any opinion expressed herein or as to the validity or enforceability of the certificates evidencing the Units or the Warrants under (including, without limitation, the exercise of remedies thereunder) the laws of any foreign jurisdiction. We have not acted as counsel for the Company with respect to matters of Cayman Islands law, or other applicable foreign law. For the avoidance of doubt, we express no opinion herein as to any foreign law or regulation or as to the effect or lack of effect of any foreign law or regulation on any opinion expressed herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the offering of the Units. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP